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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 25, 2001


                              THE PMI GROUP, INC.
            (Exact name of registrant as specified in its charter)

Delaware                      1-13664                       94-3199675
(State of Incorporation)      (Commission File Number)      (I.R.S. Employer Identification No.)

            601 Montgomery Street, San Francisco, California             94111
            (Address of principal executive offices)                (Zip Code)

Registrant's telephone number including area code:  (415) 788-7878



      ___________________________________________________________________
        (Former name or former address, if changed since last report.)
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Item 9.  Regulation FD Disclosure

During The PMI Group, Inc.'s second quarter 2001 earnings conference call held on July 25, 2001, the Company stated that it is actively considering a number of options to enable it to address the capital differential contained in the Office of Federal Housing Enterprise Oversight's ("OFHEO") recently issued rule relating to Fannie Mae and Freddie Mac ("GSEs"). Based upon its initial review of the OFHEO rule and preliminary discussions with reinsurance providers, the Company believes that it can obtain reinsurance coverage sufficient to provide a capital neutral solution to the GSEs for new business at an annual cost to the Company of approximately $.05 - $.15 per share. The Company cautioned that the rule is complex, that it had not completed its review of the rule, that the GSEs likewise had not completed their reviews of the rule, and that, consequently, the Company's reinsurance coverage cost estimate could change as a result of those reviews or other factors.

During the second quarter 2001 earnings conference call, the Company also reaffirmed its estimate that the Company's operating earnings per share for the year 2001 will likely range between $6.77 and $6.90. This estimate assumes, among other factors, that there is no impact in 2001 as a result of the OFHEO rule discussed above and that mortgage interest rates remain within the range of rates, or slightly above those, experienced during the first half of 2001. The Company also announced that, while it expects somewhat higher delinquency levels due to seasoning and non-traditional business, it presently foresees only modest increases in claims paid compared to 2000.

Cautionary Statement: The above statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statement are subject to a number of risks and uncertainties including, but not limited to, the following factors that could cause the Company's actual performance to differ materially from the forward-looking statements contained herein.

Changes in economic or other conditions, including economic recessions or slowdowns, declining housing values, higher unemployment rates, deteriorating borrower credit, changes in interest rates, increases in refinancing activity caused by declining interest rates, legislation impacting borrower's rights, or combinations of these factors, could negatively affect the purchase mortgage market and/or reduce the demand for mortgage insurance. A decrease in persistency, resulting from policy cancellations of older books of business, could materially impact our financial results of operations. While stable or rising interest rates may positively contribute to the persistency rate, declining interest rates could adversely affect PMI's persistency rate, its premium yield and its financial condition and results of operations. Changes in economic conditions also could cause the number and severity of claims on policies issued by PMI to increase and this could materially adversely affect our financial condition and results of operations.

Changes in the preferences of the GSEs for private mortgage insurance to other forms of credit enhancement, or a tiering of mortgage insurers based on their credit rating, as a result of the OFHEO rule could harm our financial condition and results of operations. On July 19, 2001, the Office of Federal Housing Enterprise Oversight announced a risk-based capital rule that treats credit enhancements issued by private mortgage insurance companies with claims-paying ability ratings of "AAA" more favorably than those issued by companies with lower ratings. We do not have a "AAA" rating and may need to obtain such a rating as a result of the rule. While we are currently considering options to address the rule, we cannot be sure that we will be able to
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implement any of the options that we have under consideration to address the risk-based capital rule in a timely manner, or at all, or that these options, if implemented, will be effective to address the capital differential contained in the rule. If we are unable to address the capital differential contained in the rule in a timely manner, or at all, our business could be seriously harmed. To obtain a claims-paying ability rating of "AAA" we may need to dedicate significant capital to the mortgage insurance business that we might use in other ways and we would also have additional costs that we would not otherwise incur. We cannot be sure that we can obtain reinsurance coverage sufficient to provide a solution, capital neutral or otherwise, to the GSEs for our new business at an annual cost of between $.05 - $.15 per share or at any cost.

The Company's financial condition and results of operations may be materially and adversely affected by other changes to the current legal environment, including, but not limited to, legislation that would affect the ability of the GSEs to offer a substitute for mortgage insurance and legislation that would increase statutory lending limits of FHA and VA.

PMI jointly develops mortgage products and partners with lenders and the GSEs. These arrangements involve the purchase of PMI's mortgage insurance products by one or both of these parties and frequently feature cooperative arrangements between the three parties. In 1999, a coalition of financial services and housing related trade associations, including MICA and several large mortgage lenders, formed FM Watch, a lobbying organization that supports expanded federal oversight and legislation relating to the role of the GSEs in the secondary mortgage market. The GSEs and other organizations are in the process of forming a coalition designed in part to counter activities of FM Watch. These lobbying activities could, among other things, polarize the GSEs, members of FM Watch, PMI and PMI's customers. As a result of this polarization, PMI's relationships with the GSEs may limit its opportunities to do business with some mortgage lenders, particularly the large mortgage lenders that have formed FM Watch. Conversely, PMI's relationships with these large mortgage lenders may limit its ability to do business with the GSEs. Either of these outcomes could have a material adverse effect on the Company's financial condition and results of operations.

PMI provides contract underwriting services for a fee that enable customers to improve the efficiency and quality of their operations by outsourcing all or part of their mortgage loan underwriting. PMI also generally agrees to assume the cost of repurchasing underwritten-deficient loans that have been contract underwritten, a remedy not available under PMI's master primary insurance policies. There are limitations on the number of available underwriting personnel, and heavy price competition among mortgage insurance companies.
PMI's inability to recruit and maintain a sufficient number of qualified underwriters or any significant increase in the cost PMI incurs to satisfy its underwriting services obligations could harm our financial condition and results of operations.

The performance of the Company's Australian subsidiary could be materially and adversely affected by a weakening in the demand for housing, interest rate volatility, and/or an increase in claims. The performance of the Company's other strategic investments could be materially and adversely affected by changes in the real estate, mortgage lending, mortgage servicing and financial guaranty markets; future movements in interest rates and currency; those operations' future financial condition and performance; the ability of those entities to execute future business plans; and PMI's dependence upon management to operate those companies in which PMI does not own a controlling share. The reported results of the Company's foreign operations are affected by foreign currency fluctuations.
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The Company's year 2001 earnings guidance is based, in part, upon the Company's estimate of mortgage interest rates and residential mortgage originations for the remainder of year 2001, both of which estimates are inherently uncertain.

Any or all of these factors could affect the Company and cause its performance to differ materially from forward-looking statements. Other risks and uncertainties that could affect the Company are discussed in PMI's various Securities and Exchange Commission filings.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   The PMI Group, Inc.
                                   (Registrant)


July 26, 2001                      By: /s/ John M. Lorenzen, Jr.
                                       ------------------------------

                                       John M. Lorenzen, Jr.
                                       Executive Vice President,
                                       Chief Financial Officer